UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 14, 2012

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On June 14, 2012, CPI Corp. (the “Company”) appointed Andrew Rolfe of The Keystone Group as the Company’s Chief Restructuring Officer. As the Company’s Chief Restructuring Officer, Mr. Rolfe will have all of the normal and customary duties, powers and responsibilities that are possessed by such an officer including, without limitation, reporting directly to the Chief Executive Officer of the Company. The role of Chief Restructuring Officer was formed pursuant to the Second Amendment to the Company’s Credit Agreement effective as of June 6, 2012 with Bank of America, N.A. and the lenders parties thereto. Mr. Rolfe will have decision making authority for any and all restructuring actions that are necessary to improve the Company’s opportunity to meet the targets set forth in the Second Amendment to the Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

By:	/s/ Dale Heins
Dale Heins
Executive Vice President, Finance
Chief Financial Officer and Treasurer
(Principal Financial Officer)

June 20, 2012